Exhibit No. 99.1
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
March 21, 2007

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES 19.0% ADJUSTED EBITDA INCREASE
FOR 2006 VERSUS 2005

DENVER, COLORADO, March 21, 2006. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the year ended December 31, 2006. Total dental group practice revenue increased $4.6 million, or 8.8%, to $57.1 million. Net revenue increased $2.7 million, or 7.3%, to $39.4 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) increased $1.1 million, or 19.0%, to $7.1 million from $6.0 million for the year ended December 31, 2005.

Net income for the year ended December 31, 2006 was $2.3 million, or $.94 per share compared to $2.2 million, or $.82 per share for the same period of 2005. Net income for the year ended December 31, 2006 includes pre-tax expense of $653,000 for stock-based compensation. This compares to pre-tax expense of $162,000 for stock-based compensation and a one-time pre-tax expense equal to $586,000 related to the reimbursement of income taxes for an award of restricted stock for the year ended December 31, 2005.

For the quarter ended December 31, 2006, total dental group practice revenue increased $1.2 million, or 9.4%, to $13.7 million. Net revenue increased $708,000, or 8.2%, to $9.4 million. The Company’s Adjusted EBITDA increased $387,000, or 30.7%, to $1.6 million for the quarter ended December 31, 2006 compared to $1.3 million for the quarter ended December 31, 2005.

Net income for the quarter ended December 31, 2006 was $365,000, or $.17 per share of common stock, compared to net income of $417,000, or $.16 per share of common stock, for the quarter ended December 31, 2005. Net income for the quarter ended December 31, 2006 includes $165,000 of pre-tax stock-based compensation expense compared to $81,000 of pre-tax stock-based compensation expense, for the quarter ended December 31, 2005.

During 2006, the Company opened four de novo offices; two in the Phoenix, Arizona market in March and August 2006, one in the Denver, Colorado market in June 2006 and one in the Albuquerque, New Mexico market in August 2006. The Company continues to evaluate other potential development sites. In February 2006, the Company opened a new office in its Colorado Springs, Colorado market that was a relocation of an existing office into a larger facility. In August 2006, the Company consolidated two of its Scottsdale, Arizona offices into one facility.

Net income was reduced in the year and quarter ended December 31, 2006 as a result of three factors: (1) a snowstorm in December 2006 shut down the 43 Colorado offices for two and one-half days and had a negative effect on the nine New Mexico offices; (2) opening expenses and operating losses related to the four de novo offices; and (3) the Company’s effective book income tax rate increased from 36.5% in 2005 to 40.7% in 2006, principally as a result of the implementation of SFAS 123(R) which requires recognition of non-cash compensation expense for book purposes that is not deductible for tax purposes. The reduced profitability as a result of the de novo offices was anticipated and the Company expects enhanced profitability from these four de novo offices as their operations mature.

During 2006, the Company purchased 305,000 shares of its Common Stock for approximately $6.1 million and paid out just over $1.2 million in dividends to its shareholders. On October 5, 2006, the Company purchased, at a price of $21.75 per share, 212,396 shares of its Common Stock pursuant to the Company’s “dutch auction” tender offer. These shares represented approximately 9.2% of the shares outstanding as of September 30, 2006. The purchase of the stock was funded with a new $4.6 million term loan.

As previously reported, the Company’s Board of Directors approved an increase in its quarterly dividend for 2007 to $.15 per share from $.13 per share in 2006. This increased dividend is first payable on April 13, 2007 to shareholders of record on March 30, 2007. In August 2005, and as previously announced, the Company’s stock was split 2-for-1. All shares outstanding and per share results reported herein reflect the stock split.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review year to date and quarter ended December 31, 2006 results. In addition to current operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. The call will be held on
Wednesday, March 21, 2007, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-866-244-4515 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on March 21st, the rebroadcast number is 1-888-266-2081 with the pass code of 1054792. This rebroadcast will be available through April 4, 2007.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last two pages of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s growth prospects and performance in 2007 and other future periods, including the future performance of de novo offices the Company opened in 2006. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Years Ended
	December 31,				December 31,
	2005		2006		2005		2006

NET REVENUE: (1)	$8,690,653		$9,399,312		$36,716,117		$39,386,996

DIRECT EXPENSES:
Clinical salaries and benefits	3,280,373		3,390,590		13,578,650		14,201,712
Dental supplies	517,113		528,412		2,215,685		2,279,107
Laboratory fees	573,224		630,795		2,446,344		2,591,499
Occupancy	998,711		1,058,281		3,864,640		4,268,641
Advertising and marketing	156,932		159,280		951,916		797,042
Depreciation and amortization	441,340		611,160		1,703,330		2,192,411
General and administrative	1,136,159		1,147,499		4,183,471		4,603,745
	7,103,852		7,526,017		28,944,036		30,934,157

Contribution from dental offices	1,586,801		1,873,295		7,772,081		8,452,839

CORPORATE EXPENSES:
General and administrative	850,149	(3)	1,004,245	(3)	4,235,510	(2)	4,174,889	(2)
Depreciation and amortization	36,625		32,319		139,512		131,356

Operating income	700,027		836,731		3,397,059		4,146,594
Interest expense (income), net	29,016		107,873		(12,204)		226,835

Income from continuing operations before income taxes	671,011		728,858		3,409,263		3,919,759
Income tax expense	254,006		364,179		1,244,960		1,596,785

Net Income	$417,005		$364,679		$2,164,303		$2,322,974

Net income per share of Common Stock - Basic	$0.18		$0.18		$0.91		$1.02

Net income per share of Common Stock - Diluted	$0.16		$0.17		$0.82		$0.94

Cash dividends per share of Common Stock	$0.10		$0.13		$0.40		$0.52

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,378,500		2,221,594		2,367,923		2,279,859

Diluted	2,640,984		2,402,407		2,624,286		2,469,540

_________________

(1)
Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $13,712,111 for the quarter ended December 31, 2006 compared to $12,539,249 for the quarter ended December 31, 2005 and was $57,141,226 for the year ended December 31, 2006 compared to $52,526,276 for the year ended December 31, 2005.

(2)
Corporate expense - general and administrative includes $162,060 of deferred equity compensation for a stock award and $585,844 one-time expense related to the reimbursement of an officer's income taxes in connection with a stock award for the year ended December 31, 2005, and $324,120 of deferred equity compensation for a stock award and $329,054 of stock-based compensation expense pursuant to SFAS 123 (R) for the year ended December 31, 2006.

(3)
Corporate expense - general and administrative includes $81,030 of deferred equity compensation for a stock award for the quarter ended December 31, 2005, and $81,030 of deferred equity compensation for a stock award and $84,403 of stock-based compensation expense pursuant to SFAS 123 (R) for the quarter ended December 31, 2006.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2005	2006

CURRENT ASSETS:
Cash and cash equivalents	$921,742	$888,186
Accounts receivable, net of allowance for doubtful
accounts of $261,031 and $288,513, respectively	3,215,369	3,103,922
Deferred tax asset	160,411	185,671
Prepaid expenses and other assets	605,599	597,283

Total current assets	4,903,121	4,775,062

PROPERTY AND EQUIPMENT, net	3,939,452	5,592,672

OTHER NONCURRENT ASSETS:
Intangible assets, net	13,036,652	12,272,358
Deposits	154,245	181,860

Total assets	$22,033,470	$22,821,952

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,065,076	$1,648,498
Accrued expenses	1,110,526	1,398,267
Accrued payroll and related expenses	1,502,877	1,596,770
Income taxes payable	175,259	114,016
Current maturities of long-term debt	145,150	953,561

Total current liabilities	4,998,888	5,711,112

LONG-TERM LIABILITIES:
Deferred tax liability, net	750,346	734,234
Long-term debt, net of current maturities	2,887,166	6,502,411
Other long-term obligations	195,723	326,550

Total liabilities	8,832,123	13,274,307

COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 2,343,675 and 2,132,361 shares issued and
outstanding, respectively	9,628,457	4,515,469
Deferred equity compensation	(648,240)	(324,120)
Retained earnings	4,221,130	5,356,296

Total shareholders' equity	13,201,347	9,547,645

Total liabilities and shareholders' equity	$22,033,470	$22,821,952

Although Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense - corporate, amortization of equity compensation, stock-based compensation related to SFAS 123(R), interest expense/ (income), net and income tax expense to net income as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2005	2006	2005	2006

RECONCILIATION OF ADJUSTED EBITDA:
Net income	$417,005	$364,680	$2,164,303	$2,322,974
Add back:
Depreciation and amortization - Offices	441,341	611,160	1,703,330	2,192,411
Depreciation and amortization - Corporate	36,625	32,319	139,512	131,356
Amortization of deferred equity compensation expense	81,030	81,030	162,060	324,120
Stock-based compensation expense related to
SFAS 123(R)	-	84,403	-	329,054
Interest expense (income), net	29,015	107,873	(12,204)	226,835
Income tax expense	254,008	364,181	1,244,960	1,596,785

Adjusted EBITDA	1,259,024	1,645,646	5,401,961	7,123,535

Reimbursement of income taxes related to restricted
stock grant	-	-	585,844	-

Adjusted EBITDA before reimbursement of income
taxes related to restricted stock grant	$1,259,024	$1,645,646	$5,987,805	$7,123,535

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

	Quarters Ended		Years Ended
	Decemeber 31,		Decemeber 31,
	2005	2006	2005	2006

Total dental group practice revenue	$12,539,249	$13,712,111	$52,526,276	$57,141,226
Less - amounts retained by Offices	3,848,596	4,312,799	15,810,159	17,754,230

Net revenue	$8,690,653	$9,399,312	$36,716,117	$39,386,996